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                                                                     EXHIBIT 21

                     SUBSIDIARIES OF BLYTH INDUSTRIES, INC.
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SUBSIDIARIES OF THE REGISTRANT/U.S.       OTHER NAMES UNDER WHICH SUBSIDIARY DOES BUSINESS       STATE/COUNTRY OF INCORPORATION
1.    Aromatic Industries, Inc.                                                                  California
2.    Candle Corporation of America                       Valley Candle Mfg. Co.                 New York
                                                          Old Harbor Candles
                                                          Colonial Candle of Cape Cod
                                                          Original Recipe
                                                          Carolina Designs, Ltd.

3.    Candle Corporation Worldwide, Inc.                                                         Delaware
4.    Endar Corp.                                                                                California
5.    Fabrica de Velas Borinquen, Inc.                                                           Illinois
6.    Fragrance Solutions, Inc.                                                                  Delaware
7.    FVB, Inc.                                                                                  Delaware
8.    Jeanmarie Creations, Inc.                           JMC, Inc.                              Oklahoma
9.    JMC Holdings, Inc.                                                                         Delaware
10.   New Ideas International Inc.                                                               Delaware
11.   PartyLite Gifts, Inc.                               PARTYLITE                              Delaware

SUBSIDIARIES OF THE REGISTRANT/INTERNATIONAL
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20.   Adam Gies Gmbh                                                                             Germany
21.   Asp-Holblad A/S                                                                            Denmark
22.   Blyth Industries, Ltd.                                                                     Barbados
23.   Candle Corporation Europe BV                                                               Netherlands
24.   Candle Corporation of America Hong Kong Limited                                            Hong Kong
25.   Candle Corporation UK Limited                                                              England
26.   Candle Corporation Worldwide Sweden AB                                                     Sweden
27.   Candlelight Holding AG                                                                     Switzerland
28.   Candlelight Holding Gmbh                                                                   Germany
29.   Carolina Designs, Ltd.                                                                     England
30.   CCW Manufacturing Limited                                                                  England
31.   Colony Private Label Limited                                                               England
32.   Colony Gifts Corporation Limited                                                           England
33.   Colony SARL                                                                                France
34.   Endar de Mexico SA                                                                         Mexico
35.   Fragrant Memories Ltd.                                                                     United Kingdom
36.   Gies Kerzen Gmbh                                                                           Germany
37.   Gies Natura Handelsgesellschaft mbH                                                        Germany
38.   Ingena/Nordlicht Gmbh                                                                      Germany
39.   J. Becker & Co. AG                                                                         Switzerland
40.   Liljeholmens Stearinfabriks AB                                                             Sweden
41.   Natures Scents Ltd.                                                                        United Kingdom
42.   PartyLite BV                                                                               Netherlands
43.   PartyLite Gifts, Ltd.                                                                      Canada
44.   PartyLite Gmbh                                                                             Germany
45.   PartyLite Handelsgesellschaft m.b.H.                                                       Austria
46.   Partylite Oy                                                                               Finland
47.   PartyLite SA                                                                               Switzerland
48.   PartyLite S.r.l.                                                                           Italy
49.   PartyLite Trading SA                                                                       Switzerland
50.   PartyLite U.K., Ltd.                                                                       England
51.   Promol SA                                                                                  Portugal
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The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy, 63% of the capital stock of Wax Lyrical
Limited, organized under the laws of England and 50% of the capital stock of PT
Gies Natura, organized under the laws of Indonesia.